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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Phillips 66 Partners LP, Phillips 66 Partners Finance Corporation, Phillips 66 Partners Holding LLC and Phillips 66 Carrier LLC for the registration of common units representing limited partner interests and debt securities and to the incorporation by reference therein of our report dated May 22, 2014, with respect to the consolidated financial statements of Phillips 66 Partners LP included in its Current Report on Form 8-K dated May 22, 2014 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Houston, Texas August 1, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm